UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 30, 2008
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 30, 2008 (the “Closing Date”), MasTec, Inc., a Florida corporation (“MasTec”) through its subsidiary MasTec North America, Inc., a Florida corporation (the “Buyer”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of May 1, 2008, with Alan B. Roberts (the “Seller”), pursuant to which the Buyer purchased all of the issued and outstanding shares of capital stock (the “Shares”) of Pumpco, Inc. (“Pumpco”), a Texas corporation engaged in midstream oil and gas pipeline construction (the “Acquisition”).
     Pursuant to the terms of the Purchase Agreement, the purchase price for the Acquisition consists of $44 million, which was paid in cash on the Closing Date (subject to adjustment as set forth in the Purchase Agreement) and earn-out payments payable over a five-year period equal to fifty percent of Pumpco’s earnings before taxes above a significant threshold, as set forth in the Purchase Agreement (the “Earn-Out”). The Earn-Out is payable in cash, MasTec common stock or a combination thereof as set forth in the Purchase Agreement. At closing, Pumpco had approximately $17 million in indebtedness, including $12.4 million of equipment financing.
     The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In connection with the Acquisition, on May 30, 2008, the Company entered into an equipment term loan in the aggregate principal amount of $22.5 million (the “Equipment Term Loan”) with General Electric Capital Corporation (“GE”), which proceeds were used to pay off $8.7 million of Pumpco indebtedness with the balance used to pay in part the cash portion of the Acquisition. The Equipment Term Loan was pursuant to several promissory notes substantially in the form of Exhibit 10.2 to this Current Report on Form 8-K. The Equipment Term Loan is secured by most of Pumpco’s existing equipment, as set forth in the Master Security Agreement dated May 30, 2008 between Pumpco and GE (the “Security Agreement”). The Equipment Term Loan is payable in 60 monthly installments and bears interest at a fixed rate of 7.05%. Any prepayments within the first three years of the Equipment Term Loan is subject to a prepayment penalty of 3%, 2% or 1% of the then outstanding principal balance, for any unscheduled prepayments made during year one, two or three, respectively, of the Equipment Term Loan. MasTec has guaranteed the Equipment Term Loan pursuant to a Guaranty dated May 30, 2008 between MasTec and GE (the “Guaranty”). The foregoing summary of the Equipment Term Loan, Security Agreement and Guaranty is not complete and is qualified in its entirety by reference to such documents a copy of each of which is filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.
     (a)   Financial Statements of Businesses Acquired.
          The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.
     (b)   Pro Forma Financial Information.
          The financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.
     (c)   Shell Company Transactions.
          Not applicable.
     (d)   Exhibits.
             10.1   Stock Purchase Agreement executed on May 30, 2008 and dated as of May 1, 2008, between MasTec North America, Inc., as buyer, and Alan B. Roberts, as seller.
             10.2   Form of Promissory Note for the Equipment Term Loan dated May 30, 2008 between Pumpco, Inc. and General Electric Capital Corporation.
             10.3   Master Security Agreement dated May 30, 2008 between Pumpco, Inc. and General Electric Capital Corporation.
             10.4   Corporate Guaranty dated May 30, 2008 from MasTec, Inc. to General Electric Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: June 5, 2008	By:	/s/ C. Robert Campbell
		Name:	C. Robert Campbell
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement executed on May 30, 2008 and dated as of May 1, 2008, between MasTec North America, Inc., as buyer, and Alan B. Roberts, as seller.

10.2	Form of Promissory Note for the Equipment Term Loan dated May 30, 2008 between Pumpco, Inc. and General Electric Capital Corporation.

10.3	Master Security Agreement dated May 30, 2008 between Pumpco, Inc. and General Electric Capital Corporation.

10.4	Corporate Guaranty dated May 30, 2008 from MasTec, Inc. to General Electric Capital Corporation.